COMPANY CONTACTS
Shiv Kapoor
Vice President, Strategic Planning & Investor Relations
702-835-6300
InvestorRelations@sppirx.com

Spectrum Pharmaceuticals Reports Fourth Quarter 2017 and Full Year 2017 Financial Results and Pipeline Update

•	Poziotinib: following promising interim results, the Company is actively enrolling NSCLC patients with exon 20 insertion mutation in a multi-center study.

•	ROLONTISTM (eflapegrastim): ADVANCE study recently met the primary efficacy endpoint; RECOVER study fully enrolled; BLA filing expected in Q4 2018.

•	Q4 revenues were $28.6 million, including $27.9 million in product sales.

HENDERSON, Nevada - March 6, 2018 - Spectrum Pharmaceuticals, Inc. (NasdaqGS: SPPI), a biotechnology Company with fully integrated commercial and drug development operations with a primary focus in Hematology and Oncology, announced today financial results for the three-month period and year ended December 31, 2017.

“2017 was a landmark year for Spectrum driven by advancements in our pipeline,” said Joe Turgeon, President and Chief Executive Officer of Spectrum Pharmaceuticals. “Poziotinib has the potential to be a life-altering therapy for cancer patients with exon-20 insertion mutations. ROLONTIS gives Spectrum a near-term opportunity to compete in a blockbuster market. We expect several pipeline milestones in 2018 and we look forward to keeping you updated.”
Pipeline Update:
Poziotinib, an irreversible tyrosine kinase inhibitor:

•
The Company has initiated a multi-center study which is currently enrolling Non-Small Cell Lung Cancer (NSCLC) patients. This trial will enroll up to 87 patients with EGFR exon 20 insertion mutations and up to 87 patients with HER2 exon 20 insertion mutations at several leading cancer centers. The study will evaluate objective response rate (ORR) as the primary endpoint, and disease control rate (DCR), duration of response (DOR), and safety as secondary endpoints.

•
An investigator sponsored trial is currently enrolling at the University of Texas MD Anderson Cancer Center in NSCLC patients with exon 20 insertion mutations in EGFR or HER2. The study yielded preliminary results demonstrating evidence of significant antitumor activity in NSCLC patients with EGFR exon 20 insertion mutations, with preliminary data in the first 11 patients showing an unconfirmed Objective Response Rate of 73%. Safety profile was consistent with those previously described for poziotinib and other TKIs. The Company expects additional data from this study in 2018.

•	An abstract on poziotinib was accepted at AACR. Primarily pre-clinical data will be available at AACR on the anti-tumor activity of poziotinib in HER2 exon-20 insertion mutations in NSCLC.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

•	Spectrum is also conducting a Phase 2 breast cancer study in the third-line setting in the U.S.
ROLONTIS (eflapegrastim), a novel long-acting GCSF:

•
A registrational Phase 3 study ADVANCE was initiated under an SPA with the FDA last year to evaluate ROLONTIS in the management of chemotherapy-induced neutropenia. The Company announced the ADVANCE study met the primary efficacy endpoint of non-inferiority in Duration of Severe Neutropenia between ROLONTIS and pegfilgrastim. The adverse event profile was similar between the two treatment arms.

•	The Company has completely enrolled RECOVER, an international Phase 3 trial that has a similar design.

•	The Company expects to file the BLA in Q4 2018.
2018 Guidance
The Company expects total revenue to be between $90 to $110 million in 2018. Gross margin is expected to improve primarily as a result of enhancements to Evomela manufacturing. R&D expense is expected increase driven by additional spend on pipeline.

Three-Month Period Ended December 31, 2017 (All numbers are approximate)
GAAP Results
Total product sales were $27.9 million in the fourth quarter of 2017. Product sales in the fourth quarter included: FUSILEV® (levoleucovorin) net sales of $0.9 million, FOLOTYN® (pralatrexate injection) net sales of $11.0 million, ZEVALIN® (ibritumomab tiuxetan) net sales of $3.9 million, MARQIBO® (vinCRIStine sulfate LIPOSOME injection) net sales of $1.2 million, BELEODAQ® (belinostat) for injection net sales of $2.7 million, and EVOMELA® (melphalan) for injection net sales of $8.3 million.
Spectrum recorded net loss of $28.6 million, or $0.29 per basic and diluted share in the three-month period ended December 31, 2017, compared to net loss of $18.1 million, or $0.23 per basic and diluted share in the comparable period in 2016. Total research and development expenses were $22.1 million in the quarter, as compared to $16.0 million in the same period in 2016. Selling, general and administrative expenses were $29.2 million in the quarter, compared to $18.9 million in the same period in 2016.
During the quarter the Company purchased $69.5 million face value of its convertible debentures for $27.3 million in cash and 5.4 million newly-issued shares of our common stock. The Company ended the quarter with cash, cash equivalents and marketable securities of $227.6 million.
Non-GAAP Results
Spectrum recorded non-GAAP net loss of $22.8 million, or $0.23 per basic and diluted share in the three-month period ended December 31, 2017, compared to non-GAAP net loss of $8.1 million, or $0.10 per basic and diluted share in the comparable period in 2016. Non-GAAP research and development expenses were $21.3 million, as compared to $15.4 million in the same period of 2016. Non-GAAP selling, general and administrative expenses were $19.1 million, as compared to $15.6 million in the same period in 2016.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Twelve-Month Period Ended December 31, 2017 (All numbers are approximate)
GAAP Results
Total product sales were $116.2 million for the twelve months ended December 31, 2017. Total product sales decreased 9.7% from $128.6 million in the same period of 2016.
Product sales in 2017 included: FUSILEV® (levoleucovorin) net sales of $7.3 million, FOLOTYN® (pralatrexate injection) net sales of $43.0 million, ZEVALIN® (ibritumomab tiuxetan) net sales of $11.8 million, MARQIBO® (vinCRIStine sulfate LIPOSOME injection) net sales of $6.6 million, BELEODAQ® (belinostat) for injection net sales of $12.4 million, and EVOMELA® (melphalan) for injection net sales of $35.2 million.
Spectrum recorded net loss of $91.2 million, or $1.07 per basic and diluted share in the twelve-month period ended December 31, 2017, compared to net loss of $69.8 million, or $0.96 per basic and diluted share in the comparable period in 2016. Total research and development expenses were $65.9 million for the year, as compared to $59.1 million in the same period in 2016. Selling, general and administrative expenses were $84.3 million for the year, compared to $88.4 million in the same period in 2016.
Non-GAAP Results
Spectrum recorded non-GAAP net loss of $52.1 million, or $0.61 per basic and diluted share in the twelve-month period ended December 31, 2017, compared to non-GAAP net loss of $16.8 million, or $0.23 per basic and diluted share in the comparable period in 2016. Non-GAAP research and development expenses were $63.4 million, as compared to $54.1 million in the same period of 2016. Non-GAAP selling, general and administrative expenses were $65.4 million, as compared to $64.1 million in the same period in 2016.
Conference Call
Tuesday, March 6, 2018 @ 4:30 p.m. Eastern/1:30 p.m. Pacific
Domestic:     (877) 837-3910, Conference ID# 6369505
International:    (973) 796-5077, Conference ID# 6369505
This conference call will also be webcast. Listeners may access the webcast, which will be available on the investor relations page of Spectrum Pharmaceuticals' website: www.sppirx.com on March 6, 2018 at 4:30 p.m. Eastern/1:30 p.m. Pacific.
About Spectrum Pharmaceuticals, Inc.
Spectrum Pharmaceuticals is a leading biotechnology Company focused on acquiring, developing, and commercializing drug products, with a primary focus in Hematology and Oncology. Spectrum currently markets six hematology/oncology drugs, and has an advanced stage pipeline that has the potential to transform the Company. Spectrum's strong track record for in-licensing and acquiring differentiated drugs, and expertise in clinical development have generated a robust, diversified, and growing pipeline of product candidates in advanced-stage Phase 2 and Phase 3 studies. More information on Spectrum is available at www.sppirx.com.
Forward-looking statement - This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management's current beliefs and expectations. These statements include, but are not

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI limited to, statements that relate to Spectrum’s business and its future, including certain company milestones, Spectrum's ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, the timing and results of FDA decisions, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that Spectrum’s existing and new drug candidates may not prove safe or effective, the possibility that our existing and new applications to the FDA and other regulatory agencies may not receive approval in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company's reports filed with the Securities and Exchange Commission. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC. ®, FUSILEV®, FOLOTYN®, ZEVALIN®, MARQIBO®, BELEODAQ®, and EVOMELA® are registered trademarks of Spectrum Pharmaceuticals, Inc. and its affiliates. REDEFINING CANCER CARE™, ROLONTIS™, and the Spectrum Pharmaceuticals' logos are trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.

© 2018 Spectrum Pharmaceuticals, Inc. All Rights Reserved

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues:
Product sales, net	$27,942	$32,195	$116,178	$128,596
License fees and service revenue	627	3,041	12,189	17,848
Total revenues	$28,569	$35,236	$128,367	$146,444
Operating costs and expenses:
Cost of sales (excludes amortization and impairment charges of intangible assets)	11,241	9,238	42,859	27,953
Cost of service revenue	138	2,174	4,359	7,890
Selling, general and administrative	29,214	18,866	84,267	88,418
Research and development	22,134	15,995	65,895	59,123
Amortization and impairment charges of intangible assets	6,929	6,894	27,647	25,946
Total operating costs and expenses	69,656	53,167	225,027	209,330
Loss from operations	(41,087)	(17,931)	(96,660)	(62,886)
Other (expense) income:
Interest expense, net	(602)	(2,348)	(6,798)	(9,435)
Change in fair value of contingent consideration related to acquisitions	(1,721)	600	(4,957)	(649)
Other (expense) income, net	(512)	(102)	389	887
Total other expenses	(2,835)	(1,850)	(11,366)	(9,197)
Loss before income taxes	(43,922)	(19,781)	(108,026)	(72,083)
Benefit for income taxes	15,366	1,677	16,778	2,313
Net loss	$(28,556)	$(18,104)	$(91,248)	$(69,770)
Net loss per share:
Basic and diluted	$(0.29)	$(0.23)	$(1.07)	$(0.96)
Weighted average shares outstanding:
Basic and diluted	98,366,416	78,401,381	85,115,592	72,824,070

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.
Condensed Consolidated Balance Sheets
(In thousands, expect per share and par value amounts)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$227,323	$158,222
Marketable securities	248	247
Accounts receivable, net of allowance for doubtful accounts of $71 and $88, respectively	32,260	39,782
Other receivables	2,133	5,754
Inventories	5,715	8,715
Prepaid expenses and other assets	10,067	3,930
Total current assets	277,746	216,650
Property and equipment, net of accumulated depreciation	589	449
Intangible assets, net of accumulated amortization and impairment charges	137,159	164,234
Goodwill	18,162	17,886
Other assets	53,783	29,549
Total assets	$487,439	$428,768
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$58,117	$52,483
Accrued payroll and benefits	9,261	8,981
Deferred revenue	3,872	3,188
FOLOTYN development liability	275	861
Convertible senior notes	38,224	—
Total current liabilities	109,749	65,513
FOLOTYN development liability, less current portion	12,111	12,269
Deferred revenue, less current portion	315	323
Acquisition-related contingent obligations	6,272	1,315
Deferred tax liabilities	1,438	6,675
Other long-term liabilities	6,215	9,604
Convertible senior notes	—	97,043
Total liabilities	136,100	192,742
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Series B Junior Participating Preferred Stock, $0.001 par value; 1,500,000 shares authorized; no shares issued and outstanding	—	—
Series E Convertible Voting Preferred Stock, $0.001 par value and $10,000 stated value; 2,000 shares authorized; no shares issued and outstanding.	—	—
Common stock, $0.001 par value; 175,000,000 shares authorized; 100,742,735 and 80,466,735 issued and outstanding at December 31, 2017 and 2016, respectively	100	80
Additional paid-in capital	837,347	648,384
Accumulated other comprehensive income (loss)	15,999	(1,579)
Accumulated deficit	(502,107)	(410,859)
Total stockholders’ equity	351,339	236,026
Total liabilities and stockholders’ equity	$487,439	$428,768

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Non-GAAP Financial Measures

In this press release, Spectrum reports certain historical “non-GAAP financial measures,” as defined in Regulation G of the Securities Exchange Act of 1934. Non-GAAP financial measures differ from financial statements reported in conformity to U.S. generally accepted accounting principles (“GAAP”). In accordance with Regulation G, we reconciled each non-GAAP financial measure to its most directly comparable GAAP measure. Management uses non-GAAP financial measures to assess our company’s performance and allocate company resources, and believes that providing these non-GAAP financial measures allows investors to view the Company’s financial results in the way that management views the financial results. We believe non-GAAP disclosures also provide investors with information used generally in our industry for evaluating operating results. Investors should not place undue reliance on non-GAAP financial measures, nor should investors consider non-GAAP financial measures as more meaningful than, or as substitutes or replacements for, financial measures prepared in accordance with GAAP.

The non-GAAP financial measures presented exclude the items summarized in the below table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the Company’s on-going core operating performance.

The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as reported under GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.
Reconciliation of Non-GAAP Adjustments for Condensed Consolidated Statements of Operations
(In thousands, expect per share amounts)

		Three Months Ended December 31,		Twelve Months Ended December 31,
		2017	2016	2017	2016
(1)	GAAP product sales, net & license fees and service revenue	$28,569	$35,236	$128,367	$146,444
	Non-GAAP adjustments to product sales, net & license fees and service revenue:	—	—	(5,000)	(6,000)
	Non-GAAP product sales, net & license fees and service revenue	$28,569	$35,236	$123,367	$140,444
(2)	GAAP selling, general and administrative expenses	$29,214	$18,866	$84,267	$88,418
	Non-GAAP adjustments to SG&A:
	Stock-based compensation	(2,997)	(2,768)	(11,521)	(11,481)
	Severance and legal expenses	(7,080)	—	(7,080)	—
	Litigation expenses	—	(387)	—	(12,333)
	Depreciation expense	(76)	(103)	(316)	(535)
	Non-GAAP selling, general and administrative	$19,061	$15,608	$65,350	$64,069
(3)	GAAP research and development	$22,134	$15,995	$65,895	$59,123
	Non-GAAP adjustments to R&D:
	Stock-based compensation	(557)	(554)	(2,235)	(2,190)
	Depreciation expense	(2)	(3)	(9)	(11)
	Other R&D milestone payments	(250)	—	(250)	(2,826)
	Non-GAAP research and development	$21,325	$15,438	$63,401	$54,096
(4)	GAAP net loss	$(28,556)	$(18,104)	$(91,248)	$(69,770)
	Non-GAAP adjustments to net loss:
	Adjustments to product sales, net & license fees and service revenue, SG&A, and R&D as noted above	10,962	3,815	16,411	23,376
	Adjustment to cost of sales	—	—	1,000	—
	Amortization and impairment charges of intangible assets	6,929	6,894	27,647	25,946
	Adjustments to other (expense) income	3,258	959	10,914	6,011
	Adjustments to benefit for income taxes	(15,366)	(1,677)	(16,778)	(2,313)
	Non-GAAP net loss	$(22,773)	$(8,113)	$(52,054)	$(16,750)
(5)	GAAP loss per share (Basic and Diluted)	$(0.29)	$(0.23)	$(1.07)	$(0.96)
	Non-GAAP loss per share (Basic and Diluted)	$(0.23)	$(0.10)	$(0.61)	$(0.23)
	Weighted average shares outstanding:
	Basic and Diluted	98,366,416	78,401,381	85,115,592	72,824,070

(1) Non-GAAP product sales, net & license fees and service revenue: These amounts reflect adjustments to reverse revenue recognition for upfront revenue from out-licenses and revenue from milestone achievement(s) that do not consistently recur. The resulting non-GAAP revenue solely consists of our (i) product sales, (ii) percentage-based royalties from our licensees’ sales, and (iii) on-going service revenue. We believe this measure of non-GAAP revenue is more indicative of the period-over-period success of our core ongoing product sales and service revenue.

(2) Non-GAAP selling, general and administrative: These amounts reflect adjustments to reverse allocated operating expenses for certain non-cash items (including stock-based compensation and depreciation), as well as the reversal of irregular operating expense items such as non-recurring legal fees, settlements and severance. We believe the resulting non-GAAP

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SG&A value is more indicative of the period-over-period success of our administrative expense control, and more reflective of our normalized SG&A expense trends.

(3) Non-GAAP research and development: These amounts reflect adjustments to reverse allocated operating expenses for certain non-cash items (including stock-based compensation and depreciation), as well as non-recurring R&D milestone achievements that we record to expense for our in-licenses. We believe the resulting non-GAAP R&D value is more reflective of our true R&D expense trends.

(4) Non-GAAP net loss: These amounts reflect all non-GAAP adjustments described in (1) through (3) above, plus other non-cash and/or non-recurring items, including: (i) adjustments to reverse royalty expense on receipts from regulatory and sales milestone achievements; (ii) adjustments to reverse operating expenses for non-cash amortization and impairment of intangible assets (the reversal of these non-cash expenses allows for a clearer representation of the period-over-period success of our overall financial results and future working capital requirements); (iii) adjustments to reverse the impact of income taxes; (iv) adjustments to reverse the impact of mark-to-market contingent consideration (although our contingent consideration results from prior acquisitions and is a part of our business strategy, these adjustments through earnings typically result from variables other than our current commercial activity or other operating performance measures that are a focus of our management), (v) reversal of foreign exchange gains and losses (non-cash), (vi) debt discount accretion expense (non-cash) for our convertible notes, and (vii) the loss recorded on the convertible notes repurchase.

(5) Non-GAAP loss per share: These amounts reflect all non-GAAP adjustments in (1) through (4) above to present our overall non-GAAP financial results for each period on a per-share basis.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI